Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Blaize Holdings, Inc. (the “Company”) on Post-Effective Amendment No. 1 to Form S-1 (File No. 333-284365) of our report dated March 11, 2025, which includes an explanatory paragraph as to Blaize, Inc. and Subsidiaries’ ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Blaize, Inc. and Subsidiaries as of December 31, 2024 and 2023 and for the years then ended.

/s/ UHY LLP

Melville, NY

April 22, 2025

An Independent Member of Urbach Hacker Young International